EXHIBIT 4.7


NANOSIGNAL CORP.
--------------------------------------------------------------------------------
3960 Howard Hughes Parkway
Suite 560
Las Vegas, NV 89109

                                                               February 17, 2004


RE:      S-8 PAYMENT UNDER TERMS OF WRITTEN
         CONTRACT - DIRECTOR AND PRESIDENT

Dear Andrea Lindsay:

This shall confirm our agreement to issue to you S-8 shares under the terms of your written employment contract with the Company for all services rendered and which are due you through December 31, 2003.

The compensation due is equivalent to FOUR HUNDRED THOUSAND (400,000) shares of common stock to be issued to

                                 Andrea Lindsay

Please confirm your acceptance of these terms below as indicated. Your telefax copy should be sent to us with the original signed copy delivered to our corporate offices at your earliest convenience.

Very truly yours,

ANNALIE GALICIA

By: /s/ Annalie Galacia
    Annalie Galicia, Secretary-Treasurer


AG:jd


ACCEPTED AND AGREED TO

ANDREA LINDSAY


By: /s/ Andrea Lindsey                     Dated: February 17, 2004
    Andrea Lindsay